SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  July 23, 2008

SOMERSET HILLS BANCORP
(Exact name of registrant as specified in its charter)

New Jersey	000-50055	22-3768777
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No

155 Morristown Road
Bernardsville, New Jersey		07924
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code  (908) 221-0100

Item 2.02.	Results of Operations and Financial Condition.

The information in this section, including the information contained in the press release included as Exhibit 99.1 hereto, is being furnished pursuant to this Item 2.02 and shall not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  In addition, this information shall not be deemed to be incorporated by reference into any of the Registrant’s filings with the Securities and Exchange Commission, except as shall be expressly set forth by specific reference in any such filing.

On July 25, 2008, the Registrant issued a press release announcing its operating results for the six months ended June 30, 2008.  A copy of the July 25, 2008 press release is included as Exhibit 99.1 hereto.

Item 5.02.	Departure of Directors or Certain Officers, Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

(e)           On July 23, 2008, the Human Resources Committee and the Board of Directors of the Registrant approved amendments to the Supplemental Executive Retirement Plans (the “SERPs”) between Somerset Hills Bank and each of Stewart E. McClure, Jr., President and Chief Executive Officer, and Gerard Riker, Chief Financial Officer.  The amendments change the vesting terms of the SERPs so that, commencing on the first anniversary of the SERPs, (July 19, 2008) the SERPs will begin vesting monthly, rather than annually, over a remaining twenty (20) month period. As amended, the benefits under the SERPs will be fully vested on March 19, 2010. In addition, the amendments alter the change in control provisions of the SERPs so that (i) the requirement that the Registrant or its successor purchase a single premium annuity for the benefit of Messrs McClure and Riker has been eliminated, and (ii) with regard to Mr. Riker’s SERP, to provide that upon a change in control, his benefit payments will begin on the earlier of the date of his termination of service or his retirement date, age 72.  The amendments do not change the value of the benefits payable under the SERPs.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description

99.1	Press Release dated July 25, 2008 regarding the Registrant’s operating results for the six months ended June 30, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Somerset Hills Bancorp, has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SOMERSET HILLS BANCORP
(Registrant)

Dated: July 28, 2008	By:	s/ Gerard Riker
GERARD RIKER
Executive Vice President
and Chief Financial Officer

EXHIBIT INDEX

CURRENT REPORT ON FORM 8-K

Exhibit Number	Description	Page

99.1	Press Release dated July 25, 2008 regarding the Registrant’s operating results for the six months ended June 30, 2008.	5